Exhibit 99.1

NEWS RELEASE

Hyperdynamics to Present at IPAA Investor Conference on April 3

HOUSTON, March 27, 2017 /PRNewswire/ — Hyperdynamics Corporation (OTCQX: HDYN) today announced that Ray Leonard, President and Chief Executive Officer, will present at the Independent Petroleum Association of America’s 23rd Annual Oil & Gas Investment Symposium in New York City on Monday, April 3, at 11:20 a.m. Eastern Time.

A webcast of Hyperdynamics’ presentation and related presentation materials will be available live and for later replay in the Investor Relations section of the Company’s web site at www.hyperdynamics.com under Events & Presentations.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Contact:
Ray Leonard
President and Chief Executive Officer
713-353-9445

Anne Pearson / Jack Lascar
Dennard-Lascar Associates
713-529-6600